UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2012

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50344	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.
San Diego, California 92121

 (Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On October 22, 2012, in connection with the listing of the common stock of Lpath, Inc. (the “Company”) on the NASDAQ Capital Market, the Company’s Board of Directors (the “Board”) approved a form of indemnification agreement (the “Indemnification Agreement”) for the Company’s directors and executive officers, and the Company entered into Indemnification Agreements with (i) Scott R. Pancoast, the Company’s President, Chief Executive Officer, and Director, (ii) Gary J. G. Atkinson, the Company’s Vice President and Chief Financial Officer, and (iii) each of the members of the Board.

The Indemnification Agreement reflects changes in Nevada law and best practices for NASDAQ listed companies, and complies with the Company’s Bylaws, as amended, and Nevada law. The Board determined that it was in the best interests of the Company and its stockholders to approve the Indemnification Agreement to help the Company attract and retain the services of talented and experienced individuals to serve as directors and officers of the Company and its subsidiaries.

The Indemnification Agreement confirms the Company’s obligation to indemnify its directors and executive officers against liability arising out of the performance of their duties. The Indemnification Agreement provides mandatory indemnification, on the terms and conditions set forth in the agreement, for expenses, liabilities and losses actually and reasonably incurred by directors and executive officers in defending legal proceedings in which they are parties by reason of their service to the Company or other entities to which they provide services at the Company’s request.  Pursuant to the Indemnification Agreement, the Company will advance reasonable expenses incurred by directors and executive officers in defending these legal proceedings, on the terms and conditions set forth in the Indemnification Agreement, and subject to repayment in the event of a judicial determination that a director or officer is not entitled to indemnification for those expenses.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective October 22, 2012, in connection with the listing of the Company’s common stock on the NASDAQ Capital Market, the Board approved amendments to the Company’s Amended and Restated Bylaws, which became effective immediately. The amendments (i) eliminate cumulative voting in director elections; (ii) establish advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of the Board; (iii) fix the size of the Board at six directors, subject to resolution adopted by the Board approving such other number as may be determined from time to time; and (iv) revise the indemnification provisions to reflect the current indemnification provisions in the Nevada Revised Statues.

The advance notices procedures require advance notice of stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction the Board. To be timely, stockholder notice to the Company’s Corporate Secretary must be received at the Company’s principal executive offices not less than 90 days but not more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

This summary of the amendments is qualified in its entirety by reference to Amendment No. 1 to the Amended and Restated Bylaws of the Company filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
3.1	Amendment No. 1 to the Amended and Restated Bylaws of Lpath, Inc.
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: October 26, 2012	By:	/s/ Gary J. G. Atkinson
		Name:	Gary J.G. Atkinson
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amendment No. 1 to the Amended and Restated Bylaws of Lpath, Inc.
10.1	Form of Indemnification Agreement